UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 8, 2011
Avanir Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
On February 11, 2011, Avanir Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Annual Meeting of Stockholders held on February 8, 2011 (the “Annual Meeting”), including, among other matters, a stockholder advisory vote on the frequency of the advisory stockholder vote on executive compensation (“Say-On-Pay vote”). This Form 8-K/A is being filed as an amendment to the Original Report to disclose the Company’s decision as to how frequently it will hold an advisory Say-On-Pay vote.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the stockholders of the Company cast an advisory vote on whether future advisory stockholder Say-On-Pay votes should occur every 1, 2 or 3 years. A majority of stockholders present and entitled to vote on this proposal selected one year as the desired frequency of future stockholder say-on-pay votes. The votes on this proposal were as follows:

Frequency Period	Votes Cast

One year	33,232,098

Two years	565,287

Three years	3,696,051

There were a total of 907,548 abstentions and no broker non-votes regarding this proposal.
In light of the results of such stockholder vote, on May 25, 2011, the Board of Directors of the Company adopted a resolution to hold an annual Say-On-Pay vote. The next Say-On-Pay vote will be held at the 2012 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2011	Avanir Pharmaceuticals, Inc.
	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance